AMENDMENT THREE
                                     TO THE
                           FLEET FINANCIAL GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.   Section 5.1 is amended effective July 1, 1998 to read as follows:

     5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant will be equal to (a) minus (b), but not less than zero, where

         (a) is the amount of benefit the Participant would have been entitled to receive under the Basic Plan in the form of a "Single Life Annuity" commencing on his "Annuity Starting Date" if (i) under Section 5.1(a)(i) of the Basic Plan, "52.5%" were replaced by "60%", (ii) the term "Compensation" under the Basic Plan included bonus awards (A) paid to the Participant on or after January 1, 1994 under the Corporate Executive Incentive Plan or other short-term incentive award program of the Company and (B) paid while the Employee is a Participant in the Plan, (iii) the limitations of sections 401(a)(17) and 415 of the Code (and the provisions of the Basic Plan applying those limitations) did not exist, and (iv) the Participant were treated under the Basic Plan as a "Participant" who is not a "Cash Balance Participant", and

         (b) is the sum of (i) the benefit payable to the Participant under the Basic Plan, and (ii) the benefit payable to the Participant under the Fleet Financial Group, Inc. Retirement Income Assurance Plan, as in effect from time to time; provided that the amounts determined in (i) and (ii) shall be expressed in the form of a "Single Life Annuity" commencing on the Participant's "Annuity Starting Date" (with such quoted terms having the meaning set forth in the Basic Plan).

2.   Section 8.8 is added effective July 1, 1998 to read as follows:

     8.8 Nonduplication of Benefits. The benefits payable to a Participant under this Plan shall be reduced on an Actuarial Equivalent basis by the benefit such Participant earned under any other nonqualified defined benefit plan, which counts bonuses as part of compensation under the plan formula, and which does not provide for a reduction of benefits under such plan, for benefits payable under this Plan, to the extent that the benefits under such plan were accrued upon the Participant's service that was included as Credited Service under this Plan.

3. 5.5 Effect of Disregard of Service. To the extent that service for a calendar year is not taken into account in determining the amount of benefit under Section 5.1(a), such year shall also be disregarded for purposes of determining the amount of benefit under Section 5.1(b).

4.   Appendix A is added to read as follows:


                                   APPENDIX A

                                  SPECIAL RULES

     This Appendix A is part of the Plan and contains special rules applicable only to the Participants described herein. If provisions of this Appendix A conflict with any other provisions of the Plan with respect to such Participants, the provisions of this Appendix A shall govern.

A.   PROVISIONS APPLICABLE TO NAMED FLEET EXECUTIVES

     1. Mr. Zucchini: The minutes of the September 14, 1993 meeting of the Executive Compensation Committee of the Company include the following statement:

     "The Committee approved the crediting of 5 additional years service in 1998 and an additional 5 years of service in 2003 to Michael Zucchini's, non-qualified retirement plan benefit, based on continuous employment to the years 1998 and 2003, respectively; and the acceleration of the additional credited service in the event of a change of control."

     2. Mr. Breitman: Leo Breitman shall become a Participant in this Plan effective January 1, 1997, and bonuses paid to him on or after that date shall be counted as part of his Compensation. Mr. Breitman's Credited Service shall be based on an Employment Commencement Date of July 1, 1991.

B.   SHAWMUT NATIONAL CORPORATION

     1. The Shawmut National Corporation Executive Supplement Retirement Plan ("Shawmut SERP") terminated effective November 30, 1995. This Section B of Appendix A shall apply solely to former participants in the Shawmut SERP or the Shawmut National Corporation Excess Benefit Plan ("Shawmut Excess Plan") who are Participants in this Plan (collectively, "Shawmut Participants").

     2. Unless otherwise provided in this Appendix A or by the Company in writing, (1) Shawmut Participants shall become Participants in this Plan effective December 1, 1995, (2) the base compensation, but not bonuses, paid by Shawmut National Corporation to Shawmut Participants shall be treated as Compensation under this Plan, and (3) only the Company service of Shawmut Participants shall be treated as Credited Service under the Plan.

     3. A Participant's benefit under the Shawmut SERP that is attributable to service that is also treated as Credited Service under this Plan shall be offset against the benefit otherwise payable under this Plan with respect to such Credited Service.

     4. Mr. Overstrom: For purposes of Section 5.1(a), Mr. Gunnar Overstrom's Credited Service shall be determined by counting service taken into account under the Shawmut SERP. Mr. Overstrom's Employment Contract with the Company has special provisions that must be taken into account in determining his pension benefit under the combination of this Plan and his Employment Contract.

     5. Mr. Eyles: For purposes of Section 5.1(a), Mr. David Eyles' Credited Service shall be determined as if he became a Participant on March 2, 1992. For purposes of the offset under Section 8.8, no amount in excess of the age 62 Actuarial Equivalent of Mr. Eyles' Shawmut SERP benefit shall be taken into account if Mr. Eyles begins receiving his Plan benefit after age 62.

     6. The liability for the benefits under the Shawmut SERP of the following former participants, or beneficiary of a former participant, in the Shawmut SERP shall be transferred to this Plan as of the date of termination of the Shawmut SERP.

------------------------------------- --------------------- --------------------------- ----------------------------
                NAME                       BIRTH DATE              PAYMENT FORM               ANNUAL BENEFIT
------------------------------------- --------------------- --------------------------- ----------------------------
Kalchbrenner, Patricia                      01/01/33           Single life annuity                         1,591.44
------------------------------------- --------------------- --------------------------- ----------------------------
Spencer, Jr. Harry                          02/03/25                 50% J&S                               1,319.04
------------------------------------- --------------------- --------------------------- ----------------------------


IN WITNESS WHEREOF, this Amendment Three has been adopted by the Human Resources and Planning Committee on the 17th day of June, 1998 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

                                     FLEET FINANCIAL GROUP, INC.


                                     By:  /s/ WILLIAM C. MUTTERPERL
                                        ---------------------------
                                           William C. Mutterperl
                                           Executive Vice President, Secretary
                                             and General Counsel